UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Arc Logistics Partners LP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2017

ARC LOGISTICS PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36168	36-4767846
(Commission File Number)	(IRS Employer Identification No.)

725 Fifth Avenue, 19th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 993-1290

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

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Item 8.01.	Other Events.

Legal Proceedings Regarding the Merger with Zenith

As previously disclosed, on August 29, 2017, Arc Logistics Partners LP, a Delaware limited partnership (“MLP”), Arc Logistics GP LLC, a Delaware limited liability company and the general partner of MLP (“MLP GP” and, together with MLP, the “MLP Entities”), Lightfoot Capital Partners, LP, a Delaware limited partnership (“LCP LP”), Lightfoot Capital Partners GP LLC, a Delaware limited liability company and the general partner of LCP LP (“LCP GP” and, together with LCP LP, the “Lightfoot Entities”), Zenith Energy U.S., L.P., a Delaware limited partnership (“Parent”), Zenith Energy U.S. GP, LLC, a Delaware limited liability company and the general partner of Parent (“Parent GP”), Zenith Energy U.S. Logistics Holdings, LLC, a Delaware limited liability company and a subsidiary of Parent (“Holdings”), and Zenith Energy U.S. Logistics, LLC, a Delaware limited liability company and a subsidiary of Holdings (“Merger Sub” and, together with Parent, Parent GP and Holdings, the “Parent Entities”), entered into a Purchase Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will, upon the terms and subject to the conditions thereof, merge with and into MLP (the “Merger”), with MLP surviving the Merger as a subsidiary of Parent, and LCP GP will transfer to Holdings 100% of the issued and outstanding membership interests in MLP GP, including all rights and obligations relating thereto and all economic and capital interest therein (the “GP Equity Transfer”). On October 30, 2017, MLP filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) for the solicitation of proxies in connection with a special meeting of MLP’s unitholders to be held on December 18, 2017 to consider and vote on a proposal to approve the Merger Agreement and the Merger.

As previously described in the Proxy Statement, three purported holders of common units representing limited partner interests in MLP have filed complaints against MLP and the board of directors of MLP GP in the U.S. District Court for the Southern District of New York. The cases are David Spicer v. Arc Logistics Partners LP, et al., Case No. 1:17-cv-07555 (S.D.N.Y.), Hakeem Jacobs v. Arc Logistics Partners LP, et al., Case No. 1:17-cv-07579 (S.D.N.Y.), and Anthony Franchi v. Arc Logistics Partners LP, et al., Case No. 1:17-cv-07602 (S.D.N.Y.). The Franchi action also names the Lightfoot Entities and the Parent Entities as defendants, and the Jacobs and Franchi actions are brought as putative class actions. The Franchi and Spicer actions have been consolidated by the court. As described in the Proxy Statement, the complaints generally allege that the preliminary version of the Proxy Statement filed on September 26, 2017 fails to disclose material information about the Merger and the GP Equity Transfer.

In order to moot what MLP considers to be unmeritorious disclosure claims, alleviate the costs, risks and uncertainties inherent in litigation and provide additional information to its unitholders, MLP has determined to voluntarily supplement the Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, MLP specifically denies all allegations in the foregoing complaints, including without limitation that any additional disclosure was or is required. As a result of the supplemental disclosures set forth herein, the named plaintiffs in the Spicer, Jacobs, and Franchi actions have decided that the claims in each of the lawsuits have been mooted and will dismiss each action with prejudice on or before December 11, 2017.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

MLP is providing additional information regarding the Proxy Statement to its unitholders. These disclosures should be read in connection with the Proxy Statement, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement. Without admitting in any way that the disclosures below are material or otherwise required by law, MLP makes the following amended and supplemental disclosures (with additional language in bold and underlined text below):

The disclosure in the third paragraph on page 70 of the Proxy Statement is hereby supplemented by amending and restating the paragraph to read as follows:

TPH acted as financial advisor to the GP Conflicts Committee in connection with, and participated in certain negotiations leading to, the Merger. Pursuant to the terms of the GP Conflicts Committee’s engagement of TPH, (i) TPH became entitled to receive a fee of $1,100,000 not contingent upon closing of the Merger and (ii) TPH will be entitled to receive an additional cash transaction fee of $500,000 contingent upon closing of the Merger, payable at such closing. In addition, MLP has agreed to reimburse TPH for its reasonable, documented out-of-pocket expenses incurred in connection with the engagement, including fees and expenses of its legal counsel. MLP also agreed to indemnify TPH, its affiliates and their respective officers, directors, partners, agents, employees and controlling persons for certain liabilities related to or arising out of its rendering of services under its engagement or to contribute to payments TPH may be required to make in respect of these liabilities. TPH has previously provided financial advisory services to the GP Conflicts Committee ~~on an unrelated matter~~ in connection with the proposed contribution by LCP LP to MLP of the Lightfoot GLNG Interest, as discussed in the Background to the Merger section above on pages 31 – 33, and provided services to certain equityholders and affiliates of the parties to the Merger and Related Transactions, and TPH may in the future provide investment banking or other financial services to the parties to the Merger or Related Transactions or their respective security holders, affiliates or portfolio companies in the future. In connection with such investment banking or other financial services, TPH has received, and may in the future receive, compensation. TPH did not receive a fee in connection with the proposed contribution by LCP LP to MLP of the Lightfoot GLNG Interest.

The disclosure under the heading “Blended Transactions Premiums Analysis” on page 69 of the Proxy Statement is hereby supplemented by adding the following as the third paragraph under such heading:

In total, TPH reviewed 68 transactions in connection with its analysis of the premiums paid in the MLP Acquisitions and C-Corp Acquisitions.

The disclosure in the tables on pages 73 – 76 is hereby supplemented by adding the following to the tables, which provides Adjusted Net Income attributable to Partners’ capital for Management Case, Sensitivity Case 1, Sensitivity Case 2, Illustrative Case 3, Sensitivity Case 1 (Correction Variance), Sensitivity Case 2 (Correction Variance) and Illustrative Case 3 (Correction Variance):

Management Case
	Year Ending December 31,
($ in millions)	2017	2018	2019	2020
Revenue	$106.2	$105.6	$109.8	$109.8
Adjusted Net Income attributable to Partners’ capital (1)	$17.7	$23.3	$28.7	$31.0
Adjusted EBITDA (2)	$59.9	$66.3	$72.6	$72.4
Maintenance Cap Exp. (3)	$4.1	$4.3	$4.6	$4.6
Growth Capital Expenditures (4)	$92.2	$72.7	$—	$—
Distributable Cash Flow (5)	$44.7	$48.7	$54.8	$54.9
Unlevered Free Cash Flow (6)	$(36.4)	$(10.8)	$68.0	$67.8

Sensitivity Case 1
	Year Ending December 31,
($ in millions)	2017	2018	2019	2020
Revenue	$106.2	$107.5	$112.7	$113.4
Adjusted Net Income attributable to Partners’ capital (1)	$17.7	$26.8	$35.2	$38.4
Adjusted EBITDA (2)	$59.9	$70.0	$79.2	$79.7
Maintenance Cap Exp. (3)	$4.1	$4.3	$4.6	$4.6
Growth Capital Expenditures (4)	$92.2	$76.3	$–	$–
Distributable Cash Flow (5)	$44.7	$52.2	$61.2	$62.1
Unlevered Free Cash Flow (6)	$(36.4)	$(10.7)	$74.5	$75.1

Sensitivity Case 2
	Year Ending December 31,
($ in millions)	2017	2018	2019	2020
Revenue	$106.2	$93.6	$80.5	$75.2
Adjusted Net Income attributable to Partners’ capital (1)	$12.6	$2.6	$(5.6)	$(10.1)
Adjusted EBITDA (2)	$54.8	$42.1	$30.8	$25.3
Maintenance Cap Exp. (3)	$4.1	$4.3	$4.6	$4.6
Growth Capital Expenditures (4)	$22.9	$2.2	$—	$—
Distributable Cash Flow (5)	$39.9	$25.4	$14.6	$9.9
Unlevered Free Cash Flow (6)	$27.8	$35.5	$26.2	$20.7

Illustrative Sensitivity Case 3
	Year Ending December 31,
($ in millions)	2017	2018	2019	2020
Revenue	$106.2	$103.5	$106.5	$106.6
Adjusted Net Income attributable to Partners’ capital (1)	$15.5	$11.6	$13.7	$15.5
Adjusted EBITDA (2)	$57.7	$54.2	$54.4	$54.1
Maintenance Cap Exp. (3)	$4.1	$4.3	$4.6	$4.6
Growth Capital Expenditures (4)	$26.5	$6.5	$–	$–
Distributable Cash Flow (5)	$42.5	$37.5	$37.6	$37.5
Unlevered Free Cash Flow (6)	$27.0	$43.4	$49.8	$49.5

(1)	Adjusted Net Income attributable to Partners’ capital is provided herein for information purposes and is a non-GAAP financial measure used by MLP for the purposes of calculating adjusted EBITDA when preparing MLP’s annual budget or long-range forecasts. Adjusted Net Income attributable to Partners’ capital excludes fair value accounting adjustments and other accounting related adjustments required in accordance with GAAP. These adjustments include, but are not limited to, non-cash charges and other charges that are not reflective of our ongoing operations. The financial information used for the purpose of calculating Adjusted Net Income attributable to Partners’ capital prepared by MLP was embedded in the Forecasts and the three sensitivity cases (including the Illustrative Sensitivity Case 3 prepared by TPH in conjunction with, and based on parameters determined by, the GP Conflicts Committee). However, Adjusted Net Income attributable to Partners’ capital was not separately presented as a financial metric to TPH or the GP Conflicts Committee or used by TPH in connection with its financial analysis.
(2)	Adjusted EBITDA is a non-GAAP financial measure that management and external users of MLP’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess: (i) the performance of MLP’s assets without regard to the impact of financing methods, capital structure or historical cost basis of MLP’s assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) MLP’s ability to make distributions; (iv) MLP’s ability to incur and service debt; (v) MLP’s ability to fund capital expenditures; and (vi) MLP’s ability to incur additional expenses. MLP defines Adjusted EBITDA as net income before interest expense, income taxes and depreciation and amortization expense, as further adjusted for other non-cash charges and other charges that are not reflective of our ongoing operations. MLP believes that the presentation of Adjusted EBITDA provides useful information to investors in assessing MLP’s financial condition and results of operations.
(3)	Capital expenditures made to maintain MLP’s long-term operating capacity or operating income. Examples of maintenance capital expenditures include expenditures to repair, refurbish and replace storage, terminalling and pipeline infrastructure, to maintain equipment reliability, integrity and safety and to comply with environmental laws and regulations to the extent such expenditures are made to maintain our long-term operating capacity or operating income.
(4)	Capital expenditures that MLP expects will increase its operating capacity or operating income over the long term. Examples of expansion capital expenditures include the acquisition of equipment or the construction, development or acquisition of additional storage, terminalling or pipeline capacity to the extent such capital expenditures are expected to increase our long-term operating capacity or operating income.

(5)	Distributable Cash Flow is a non-GAAP financial measure that management and external users of MLP’s consolidated financial statements may use to evaluate whether MLP is generating sufficient cash flow to support distributions to MLP’s unitholders as well as measure the ability of MLP’s assets to generate cash sufficient to support MLP’s indebtedness and maintain MLP’s operations. MLP defines Distributable Cash Flow as Adjusted EBITDA less (i) cash interest expense paid; (ii) cash income taxes paid; (iii) maintenance capital expenditures paid; and (iv) equity earnings from the LNG Interest; plus (v) cash distributions from the LNG Interest.
(6)	Unlevered free cash flow is a non-GAAP financial measure and is defined as Distributable Cash Flow plus (i) cash interest expense paid; less (ii) Growth Capital Expenditures.

In preparing this proxy statement after execution of the Merger Agreement, it was determined that there was a computational error in Sensitivity Case 1, Sensitivity Case 2 and Illustrative Sensitivity Case 3. The Management Case did not contain such error. The error was that net income was not properly adjusted taking into account EFS’s non-controlling 40% interest in Joliet Holdings. As a result, the financial projections for each of Sensitivity Case 1, Sensitivity Case 2 and Illustrative Sensitivity Case 3 were corrected (the “Correct Sensitivity Forecasts”) as set forth below. The Corrected Sensitivity Forecasts were based on the original assumptions provided to the GP Conflicts Committee.

Sensitivity Case 1 (Correction Variance)
	Year Ending December 31,
($ in millions)	2017	2018	2019	2020
Adjusted Net Income attributable to Partners’ capital (1)	$—	$(0.8)	$(1.2)	$(1.3)
Adjusted EBITDA (2)	$—	$(0.8)	$(1.2)	$(1.2)
Distributable Cash Flow (3)	$—	$(0.7)	$(1.1)	$(1.2)
Unlevered Free Cash Flow (4)	$—	$(0.8)	$(1.1)	$(1.1)

Sensitivity Case 2 (Correction Variance)
	Year Ending December 31,
($ in millions)	2017	2018	2019	2020
Adjusted Net Income attributable to Partners’ capital (1)	$—	$3.2	$5.3	$5.6
Adjusted EBITDA (2)	$—	$3.1	$5.0	$5.0
Distributable Cash Flow (3)	$—	$3.2	$5.3	$5.6
Unlevered Free Cash Flow (4)	$—	$3.1	$5.0	$5.1

Illustrative Sensitivity Case 3 (Correction Variance)
	Year Ending December 31,
($ in millions)	2017	2018	2019	2020
Adjusted Net Income attributable to Partners’ capital (1)	$—	$0.8	$1.4	$1.5
Adjusted EBITDA (2)	$—	$0.8	$1.3	$1.3
Distributable Cash Flow (3)	$—	$0.8	$1.3	$1.4
Unlevered Free Cash Flow (4)	$—	$0.8	$1.3	$1.3

(1)	Adjusted Net Income attributable to Partners’ capital is provided herein for information purposes and is a non-GAAP financial measure used by MLP for the purposes of calculating adjusted EBITDA when preparing MLP’s annual budget or long-range forecasts. Adjusted Net Income attributable to Partners’ capital excludes fair value accounting adjustments and other accounting related adjustments required in accordance with GAAP. These adjustments include, but are not limited to, non-cash charges and other charges that are not reflective of our ongoing operations. The financial information used for the purpose of calculating Adjusted Net Income attributable to Partners’ capital prepared by MLP was embedded in the Forecasts and the three sensitivity cases (including the Illustrative Sensitivity Case 3 prepared by TPH in conjunction with, and based on parameters determined by, the GP Conflicts Committee). However, Adjusted Net Income attributable to Partners’ capital was not separately presented as a financial metric to TPH or the GP Conflicts Committee or used by TPH in connection with its financial analysis.

(2)	Adjusted EBITDA is a non-GAAP financial measure that management and external users of MLP’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess: (i) the performance of MLP’s assets without regard to the impact of financing methods, capital structure or historical cost basis of MLP’s assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) MLP’s ability to make distributions; (iv) MLP’s ability to incur and service debt; (v) MLP’s ability to fund capital expenditures; and (vi) MLP’s ability to incur additional expenses. MLP defines Adjusted EBITDA as net income before interest expense, income taxes and depreciation and amortization expense, as further adjusted for other non-cash charges and other charges that are not reflective of our ongoing operations. MLP believes that the presentation of Adjusted EBITDA provides useful information to investors in assessing MLP’s financial condition and results of operations.
(3)	Distributable Cash Flow is a non-GAAP financial measure that management and external users of MLP’s consolidated financial statements may use to evaluate whether MLP is generating sufficient cash flow to support distributions to MLP’s unitholders as well as measure the ability of MLP’s assets to generate cash sufficient to support MLP’s indebtedness and maintain MLP’s operations. MLP defines Distributable Cash Flow as Adjusted EBITDA less (i) cash interest expense paid; (ii) cash income taxes paid; (iii) maintenance capital expenditures paid; and (iv) equity earnings from the LNG Interest; plus (v) cash distributions from the LNG Interest.
(4)	Unlevered free cash flow is a non-GAAP financial measure and is defined as Distributable Cash Flow plus (i) cash interest expense paid; less (ii) Growth Capital Expenditures.

As stated on page 71, the prospective financial information included in this proxy statement has been prepared by, and is the responsibility of, MLP’s management. PricewaterhouseCoopers LLP has neither audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to this prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” Certain expressions including “believe,” “expect,” “intends,” or other similar expressions are intended to identify MLP’s current expectations, opinions, views or beliefs concerning future developments and their potential effect on MLP. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments affecting MLP will be those that it anticipates. The forward-looking statements involve significant risks and uncertainties (some of which are beyond MLP’s control) and assumptions that could cause actual results to differ materially from MLP’s historical experience and its present expectations or projections. Additional information concerning factors that could cause MLP’s actual results to differ can be found in MLP’s public periodic filings with the SEC, including MLP’s Annual Report on Form 10-K for the year ended December 31, 2016 and any updates thereto in MLP’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Among other risks and uncertainties, there can be no guarantee that the proposed Merger and GP Equity Transfer will be completed, or if they are completed, the time frame in which they will be completed. The proposed transactions are subject to the satisfaction of certain conditions contained in the Merger Agreement. The failure to complete the proposed Merger and GP Equity Transfer could disrupt certain of MLP’s plans, operations, business and employee relationships.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the forward-looking statements contained herein. Other unknown or unpredictable factors could also have material adverse effects on MLP’s future results. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. MLP undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger, MLP has filed with the SEC and furnished to MLP’s unitholders the Proxy Statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, MLP’S UNITHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors and unitholders will be able to obtain, free of charge, a copy of the Proxy Statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, the Proxy Statement and MLP’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 14(d) of the Securities Exchange Act of 1934, as amended, will be available free of charge through MLP’s website at http://arcxlp.com/ as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

MLP and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of MLP in connection with the proposed Merger. Information about the directors and executive officers of MLP is set forth in MLP’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2016. This document can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement and other relevant materials filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2017

ARC LOGISTICS PARTNERS LP

By:	Arc Logistics GP LLC, its general partner

By:	/s/ Vincent T. Cubbage
	Name:	Vincent T. Cubbage
	Title:	Chief Executive Officer